UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2007

Ruth's Chris Steak House, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 16, 2007, Ruth's Chris Steak House, Inc., (the "Company") entered into a "Letter of Understanding" (the "Agreement")with Damon Liever, Senior Vice-President, Marketing, upon his employment to that office. Under the Agreement, Mr. Liever's annual base compensation is $250,000 and his targeted bonus potential is 40% of annual base compensation. A copy of the form of the Agreement is attached as Exhibit 99.1. In conjunction with his employment, Mr. Liever was granted options to purchase 40,000 shares of the Company's common stock vesting annually over a 5-year period.

On July 17, 2007, the Company issued a press release announcing the appointment of Damon Liever as Senior Vice-President, Marketing. A copy of this press release is attached as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 "Letter of Understanding" dated July 16, 2007 by and between the Company and Mr. Liever.
Exhibit 99.2 Press Release issued by Ruth's Chris Steak House, Inc. on July 17, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Chris Steak House, Inc.

Date: July 17, 2007	By:	/s/ Thomas J. Pennison Jr
Thomas J. Pennison Jr
Chief Financial Officer, Senior Vice President and Asst. Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Letter of Understanding dated July 16, 2007 by and between the Company and Mr. Liever.